Exhibit 99.1

                  Contacts:      Bill Chardavoyne
                                 Chief Financial Officer
                                 (310) 255-2229
                                 bchardavoyne@activision.com

                                 Kristin Mulvihill Southey
                                 Vice President, Investor Relations
                                 (310) 255-2635
                                 ksouthey@activision.com


                                 Maryanne Lataif
                                 Vice President, Corporate Communications
                                 (310) 255-2704
                                 mlataif@activision.com

FOR IMMEDIATE RELEASE

                  ACTIVISION REPORTS RECORD THIRD QUARTER AND
                         NINE MONTH FISCAL 2005 RESULTS

       - Q3 Net Revenues Increase 34% Year Over Year -- Largest Quarter in
                              Company's History -

                   - Net Revenues for Nine Months Grow 53% -

        - Company Increases Net Revenue and E.P.S. Outlook for FY 2005 -

 - Company Expects Net Revenue, E.P.S. and Operating Margin Growth for FY 2006 -

     Santa Monica, CA - February 7, 2005 - Activision, Inc. (Nasdaq: ATVI) today announced record financial results for the third quarter and nine months ended December 31, 2004.

     Net revenues for the third quarter were $680.1 million or 34% higher, as compared to $508.5 million for the third quarter of fiscal year 2004. Net income for the third quarter rose to $97.3 million, a 26% increase, compared with net income of $77.0 million for the previous fiscal third quarter. Diluted earnings per share grew 19% to $0.63 per diluted share, compared to $0.53 per diluted share reported for the prior fiscal third quarter.

     For the nine-month period ended December 31, 2004, the company announced record net revenues of $1.2 billion, an increase of 53%, as compared to net revenues of $784.8 million reported for the nine-month period last fiscal year. The company also announced record earnings per diluted share for the nine-month period of $0.87, an increase of 78%, as compared to earnings per diluted share of $0.49 for the same period last fiscal year.

                                     (more)

Activision Reports Record Q3 2005 Earnings Results

     Activision increased its net revenues and earnings per diluted share outlook for fiscal year 2005 to $1.352 billion in net revenues and earnings per diluted share of $0.87 from the company's prior outlook of $1.265 billion in net revenues and diluted earnings per share of $0.81. The company's revised outlook represents a 43% increase in net revenues and a 61% increase in earnings per diluted share year over year.

     The company also increased its outlook for the fourth quarter of fiscal year 2005 to $150 million in net revenues from $128 million, despite moving id Software's DOOM 3 for the Xbox and the DOOM 3 PC expansion pack to fiscal 2006. For the fourth quarter, the company expects earnings per diluted share of $0.01. During the quarter, Activision plans to release Spider-Man 2(TM) and Tony Hawk's Underground 2 Remix for the PSP simultaneously with the North American release of the new handheld platform, as well as, three titles from LucasArts Entertainment that will be released in Europe - Star Wars(R) Knights of the Old Republic(R)II: The Sith Lords(TM), Mercenaries(TM) and Star Wars Republic Commando(TM). In addition, Shrek 2(TM) will be the first of the company's fiscal 2005 games to enter Sony Computer Entertainment America's "Greatest Hits," Microsoft's "Platinum Family Hits" and Nintendo of America's "Player's Choice" programs.

     Robert Kotick, Chairman and CEO of Activision, Inc., commented, "For the first nine months of fiscal year 2005, net revenues have already exceeded net revenues in fiscal 2004, resulting in 13 consecutive years of revenue growth for Activision. We ended the quarter with more than $713 million in cash and short term investments and for the trailing 12 months, our free cash flow was $107 million and return on invested capital was 46%. Our results to date were driven by the release of over 10 one million-unit selling games. Four of these titles sold in excess of two million units. These proven franchises should allow us to continue improving our market position domestically and internationally."

     Kotick continued, "As we look toward the future, we are very excited about the opportunities ahead. The combination of our product slate, the emerging opportunities created by new hardware technologies and the ever increasing installed base of current console hardware should enable us to continue expanding our net revenues, earnings and operating margin. In fiscal 2006, we will release the strongest game slate in our history which includes new versions of our top-selling fiscal 2005 franchises -- Tony Hawk, Spider-Man, Shrek, Call of Duty, DOOM, and X-Men, as well as games based on True Crime, Fantastic Four, Madagascar, Quake, The Movies, and an original new property from Neversoft, the development team behind the Tony Hawk series."

Activision Reports Record Q3 2005 Earnings Results

Business Highlights

     Activision's third quarter results were driven by solid performance of its titles across all platforms worldwide. During the quarter, the company had five top 10-best selling games in the U.S., according to NPD -- Call of Duty: Finest Hour(TM), which has established itself as a new console franchise for the company, Tony Hawk's Underground 2, DOOM 3(TM), Rome: Total War(TM) and Spider-Man 2 for the Nintendo DS.

     Between October and December, Activision released five new games: Tony Hawk's Underground 2, an all-new Tony Hawk experience for PlayStation(R) 2 computer entertainment system, Xbox(R) video game system from Microsoft, Nintendo(R) Game Cube, Nintendo Game Boy(R) Advance and PC; Call of Duty: Finest Hour, a World War II first-person action game for the PlayStation 2 computer entertainment system, Xbox video game system from Microsoft and Nintendo Game Cube; Lemony Snicket's: A Series of Unfortuante Events(TM) for the PlayStation 2 computer entertainment system, Xbox video game system from Microsoft, Nintendo Game Cube, Nintendo Game Boy Advance and PC; Vampire(R): The Masquerade Bloodlines(TM) for the PC and Spider-Man 2 for the Nintendo DS.

Other business highlights include:

o On January 20, 2005, Activision announced that the company further strengthened its next-generation development capabilities through the acquisition of game developer Vicarious Visions, the creative studio behind the #1 best-selling third-party Nintendo(R) DS title, Spider-Man 2. Vicarious Visions' proven proprietary Alchemy(TM) middleware technology and tools will be combined with Activision's next-generation tools and libraries to further enhance the company's overall development efforts.

o    For calendar 2004, Activision had a number of top-selling titles:

     o Spider-Man 2 was the #1 movie-based game in the U.S., according to NPD Funworld. For the calendar year, the Spider-Man franchise sold more than seven million units worldwide. Spider-Man 2 for the Nintendo DS was the #1 best-selling third-party title for the platform in the U.S. for the calendar year, according to NPD Funworld.

     o Tony Hawk's Underground 2 was the #9 best selling title in the U.S., according to NPD Funworld. The Tony Hawk brand sold more than six million units worldwide in the calendar year.

Activision Reports Record Q3 2005 Earnings Results

     o The Call of Duty franchise sold more than four and a half million units worldwide in the calendar year and was the best selling game franchise based on a new intellectual property.

     o Shrek 2 was the #1 best-selling children's video game in the U.S., according to NPD Funworld. The Shrek 2 franchise sold more than four million units worldwide in the calendar year.

     o According to NPD Techworld, Activision was the fastest growing top-10 U.S. PC publisher for calendar 2004. The company had a 10% PC market share, the highest in its history, and was the only publisher to have three top-10 games for the year - DOOM 3, Call of Duty(TM) and Rome:
          Total War.

Company Outlook

     Activision also provided its outlook for fiscal year 2006, which begins in April 2005, of $1.43 billion in net revenues and earnings per diluted share of $0.91. For the first quarter of fiscal year 2006, the company expects net revenues of $215 million and earnings per diluted share of $0.02. Diluted earnings per share does not include the impact of adopting FASB 123(R), which relates to the expensing of stock options and other share-based payments.

Non-GAAP Financial Measures

     The company's press release includes the non-GAAP financial measures of "free cash flow" and "return on invested capital." A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure appears at the end of this press release.

Conference Call

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its third quarter fiscal year 2005 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (913) 981-4910 in the U.S.

Activision Reports Record Q3 2005 Earnings Results

About Activision

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $948 million for the fiscal year ended March 31, 2004.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are "forward looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10 K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                         Nine Months
                         Quarter ended  December 31,  ended December 31,
                              2004       2003          2004         2003

                          ----------  ------------  -----------  -----------

Net revenues               $680,094   $508,511      $1,201,996   $784,759
Costs and expenses:
 Cost of sales
    - product costs         316,494    235,301         528,759    384,302
 Cost of sales
    - software royalties
     and amortization        58,200     23,680         116,846     50,575
 Cost of sales
    - intellectual
     property licenses       22,598      9,464          57,797     27,008
 Product development         25,068     50,354          66,054     79,828
 Sales and marketing        105,248     58,503         200,216    102,025
 General and administrative  15,407     14,248          44,854     35,847
                           --------   --------      ----------   --------
  Total operating expenses  543,015    391,550       1,014,526    679,585

Operating income            137,079    116,961         187,470    105,174
Investment income, net        3,197      1,464           7,954      4,125

Income before
provision for
income taxes                140,276    118,425         195,424    109,299
Provision
 for income taxes            43,014     41,444          60,662     38,248
                           --------   --------      ----------   --------
Net income                  $97,262    $76,981        $134,762    $71,051
                           ========   ========      ==========   ========


Basic earnings
 per share                   $0.70      $0.58           $0.97      $0.54
Weighted average
 common shares outstanding 139,820    133,145         138,700    132,488

Diluted earnings
 per share                   $0.63      $0.53           $0.87      $0.49
Weighted average
 common shares
 outstanding assuming
 dilution                  155,592    146,027         154,418    143,679


Share and earnings per share data have been restated to reflect our three-for-two stock split for shareholders of record as of February 23, 2004, paid March 15, 2004.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                         December 31,    March 31,
                                             2004           2004
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $    713,180    $     587,649
   Accounts receivable, net                  344,894           62,577
   Inventories                                41,656           26,427
   Software development                       61,550           58,320
   Intellectual property licenses             19,908           32,115
   Deferred income taxes                      13,689           26,127
   Other current assets                       17,424           18,660
                                        ------------    -------------
     Total current assets                  1,212,301          811,875
                                        ============    =============

   Software development                       13,384          28,386
   Intellectual property licenses             11,624          16,380
   Property and equipment, net                26,798          25,539
   Deferred income taxes                           -           9,064
   Other assets                                2,530           1,080
   Goodwill                                   77,992          76,493
                                        ------------    -------------
     Total assets                       $  1,344,629         968,817
                                        ============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                     $    156,376    $     72,874
   Accrued expenses                          155,057          63,205
                                        ------------    -------------
     Total current liabilities               311,433         136,079

 Deferred income taxes                        12,712               -
                                        ------------    -------------
     Total liabilities                       324,145         136,079

 Shareholders' equity:
   Common stock                                    -               -
   Additional paid-in capital                803,753         758,626
   Retained earnings                         343,041         208,279
   Treasury stock                           (144,128)       (144,128)
   Accumulated other
    comprehensive income                      17,818           9,961
                                        ------------    -------------
     Total shareholders' equity            1,020,484         832,738
                                        ------------    -------------
     Total liabilities and
       shareholders' equity             $  1,344,629    $    968,817
                                        ============    =============

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2004 and 2003
(Amounts in thousands)

                                                                                                              Percent
                                                                                                               Increase
                                                                    Quarter Ended                             (Decrease)
                                            December 31, 2004                    December 31, 2003
                                          Amount        % of Total                Amount  % of Total

Geographic Revenue Mix
         United States                $  344,342            51%                  $ 252,114     50%               37%
         International                   335,752            49%                    256,397     50%               31%
                                      ----------           ----                  ---------    ----               ---
         Total net revenues           $  680,094           100%                  $ 508,511    100%               34%
                                      ----------           ----                  ---------    ----               ---

Activity/Platform Mix
Publishing:
         Console                      $  382,400            75%                  $ 304,996     80%               25%
         Hand-held                        63,243            12%                     13,367      3%              373%
         PC                               68,410            13%                     64,558     17%                6%
                                      ----------           ----                  ---------    ----               ---
         Total publishing             $  514,053            76%                  $ 382,921     75%               34%
                                      ----------           ----                  ---------    ----               ---

Distribution:
         Console                      $  134,503            81%                  $ 102,979     82%               31%
         Hand-held                         7,923             5%                     6,917       6%               15%
         PC                               23,615            14%                    15,694      12%               50%
                                      ----------           ----                  ---------    ----               ---
         Total distribution           $  166,041            24%                  $ 125,590     25%               32%
                                      ----------           ----                  ---------    ----               ---
         Total net revenues           $  680,094           100%                  $ 508,511    100%               34%
                                      ==========           ====                  =========    ====               ===



                                                                                                               Percent
                                                                                                               Increase
                                                               Nine Months Ended                              (Decrease)
                                            December 31, 2004                     December 31, 2003
                                          Amount        % of Total                Amount  % of Total
Geographic Revenue Mix
         United States                $   627,238           52%                  $ 381,303     49%               64%
         International                    574,758           48%                    403,456     51%               42%
                                      ------------         ----                  ---------    ----               ---
         Total net revenues           $ 1,201,996          100%                  $ 784,759    100%               53%
                                      ------------         ----                  ---------    ----               ---

Activity/Platform Mix
Publishing:
         Console                      $   647,069           69%                  $ 439,499     77%               47%
         Hand-held                        105,342           11%                     22,150      4%              376%
         PC                               189,689           20%                    107,473     19%               76%
                                      ------------         ----                  ---------    ----              ----
         Total publishing             $   942,100           78%                  $ 569,122     73%               66%
                                      ------------         ----                  ---------    ----              ----

Distribution:
         Console                      $   203,626           78%                  $ 171,509     79%               19%
         Hand-held                         15,134            6%                     14,559      7%                4%
         PC                                41,136           16%                     29,569     14%               39%
                                      ------------         ----                  ---------    ----              ----
         Total distribution           $   259,896           22%                  $ 215,637     27%               21%
                                      ------------         ----                  ---------    ----              ----
         Total net revenues           $ 1,201,996          100%                  $ 784,759    100%               53%
                                      ============         ====                  =========    ====              ====


ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2004 and 2003




                                           Quarter Ended       Quarter Ended         Nine Months Ended        Nine Months Ended
                                         December 31, 2004   December 31, 2003       December 31, 2004        December 31, 2003
Publishing Net Revenues

         PC                                    13%                  17%                      20%                      19%
-----------------------------------         -----------        ------------             ------------             ------------
         Console                               75%                  80%                      69%                      77%
-----------------------------------         -----------        ------------             ------------             ------------
                  PlayStation  2               44%                  48%                      41%                      44%
                  Microsoft Xbox               21%                  20%                      18%                      22%
                  Nintendo GameCube            10%                  10%                      10%                       8%
                  Playstation                   0%                   2%                       0%                       3%

         Hand-held                             12%                   3%                      11%                       4%
-----------------------------------         -----------        ------------             ------------             ------------
                  Game Boy Advance             10%                   3%                      10%                       4%
                  Nintendo Dual Screen          2%                   0%                       1%                       0%
-----------------------------------         -----------        ------------             ------------             ------------
         Total publishing net revenues        100%                 100%                     100%                     100%
======================================      ===========        ============             ============             ============

ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Free Cash Flow

(In thousands)

                                               Three Months      Three Months     Three Months     Three Months
                                                  Ended             Ended            Ended            Ended
                                               12/31/2004         9/30/2004        6/30/2004        3/31/2004

Net Cash Provided by (Used In) Operating
  Activities                                   $   85,668        $   62,846          $ (52,136)        $ 21,069

Less: Capital Expenditures                     $   (3,587)       $   (2,562)         $  (1,881)        $ (2,521)
                                               ----------        ----------          ---------         --------
Free Cash Flow                                 $   82,081        $   60,284          $ (54,017)        $ 18,548
Trailing Twelve Month Free Cash Flow           $  106,896        $  121,998          $  30,779         $ 55,427


ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Return on Invested Capital
(In thousands)

                                               Three Months      Three Months     Three Months     Three Months
NET OPERATING PROFIT AFTER TAXES                  Ended             Ended            Ended            Ended
                                               12/31/2004         9/30/2004        6/30/2004        3/31/2004

Net income                                     $   97,262        $   25,543          $ 11,957          $  6,664
Less:
Investment income                                  (3,197)           (2,645)           (2,112)           (2,051)
Tax effect on Investment income (B)                   991               846               697               677
                                               ----------        -----------         ---------         --------
Net Operating Profit After Taxes               $   95,056        $   23,744          $ 10,542          $  5,290
Trailing Twelve Month Net Operating
  Profit After Taxes                           $  134,632        $  115,576          $ 80,826          $ 73,630

INVESTED CAPITAL

Total assets (A)                               $1,344,629        $1,104,169          $985,841          $968,817
Less:
Cash and short term investments (A)               713,180           606,087           539,146           587,649
Current liabilities (A)                           311,433           216,342           132,092           136,079
                                               ----------        -----------         ---------         --------
Invested capital                               $  320,016        $  281,740          $314,603          $245,089
Trailing Twelve Month Invested Capital (A)        290,362           272,856           265,585           247,330
Return on Invested Capital                            30%                8%                3%                2%
Trailing Twelve Month Return
  on Invested Capital                                 46%               42%               30%               30%

(A) Amounts for the trailing twelve months represent averages of the previous four fiscal quarters
(B) Tax effect represents investment income multiplied by our effective tax rate.